Exhibit 10.1

AMENDMENT NO. 1 TO THE

TAX RECEIVABLE AGREEMENT

among

CLEAR SECURE, INC.

and

THE PERSONS NAMED THEREIN

Dated as of April 7, 2026

AMENDMENT NO. 1 TO THE TAX RECEIVABLE AGREEMENT (this “Amendment”), dated as of April 7, 2026, is hereby entered into by and among Clear Secure, Inc., a Delaware Corporation (the “Corporate Taxpayer”) and each of the undersigned parties. Defined terms used herein but not defined herein shall have the meanings ascribed to them in the Tax Receivable Agreement (as defined below).

W I T N E S S E T H:
WHEREAS, the Corporate Taxpayer entered into the Tax Receivable Agreement, dated as of June 29, 2021 (the “Tax Receivable Agreement”), with the persons from time to time party thereto (the “Members”);
WHEREAS, the Tax Receivable Agreement can be amended at any time and from time to time in writing by the Corporate Taxpayer and the Persons who would be entitled to receive at least two-thirds of the Early Termination Payments payable to all Persons entitled to Early Termination Payments under the Tax Receivable Agreement if the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange in accordance with Section 7.07 of the Tax Receivable Agreement; and
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the parties hereto hereby agree to amend the Tax Receivable Agreement as follows:
1.The definition of “Member Representative” in Article I, Section 1.01 of the Tax Receivable Agreement, shall be amended and restated in its entirety as follows:
“Member Representative” means Robert Mylod; provided, that upon (i) the resignation of the current Member Representative, (ii) the death or dissolution of the current Member Representative, (iii) the good faith determination by the Corporate Taxpayer that the current Member Representative is disabled or otherwise unable to fulfill its duties as the Member Representative hereunder or (iv) the removal of the current Member Representative in writing by Persons who would be entitled to receive at least two-thirds of the Early Termination Payments payable to all Persons entitled to Early Termination Payments under this Agreement if the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange prior to such removal, the Board may appoint a successor Person that is a Member to be the Member Representative hereunder, and such Person shall be the Member Representative and assume all rights, powers and obligations of the Member Representative hereunder until such Person’s successor is appointed in accordance with this proviso.
[Signature Page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.

CLEAR SECURE, INC.

By:    /s/ Caryn Seidman Becker
    Name:    Caryn Seidman Becker
    Title:     Chief Executive Officer
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